United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the Securities Exchange Act of 1934

October 27, 2015

(Date of Report)

Ceetop Inc.

(Exact name of registrant as specified in its charter)

Oregon	000-32629	98-0408707
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A2803, Lianhe Guangchang, 5022 Binhe Dadao, Futian District, Shenzhen, China	518033
(Address of principal executive offices)	(Zip Code)

(86-755) 3336-6628
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On October 27, 2015 Hangzhou Ceetop Network Technology Co. Ltd., subsidiary of Ceetop Inc. (the “Company”), amended its agreement dated December 4, 2013 with Jia, Shengming, CFO of the Company. The amendment provides that the Company shall issue Mr. Jia the following shares of common stock with standard restrictive legend: 250,000 shares of common stock upon execution of the agreement, 180,000 shares of common stock on November 30, 2014, and 180,000 shares of common stock on October 15, 2015, provided this agreement remains in effect.

The issuance of the securities referenced above were not registered under the Securities Act of 1933, and was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Regulation S thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.4	Amendment dated October 27, 2015 between Hangzhou Ceetop Network Technology Co., Ltd. and Jia, Shengming.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2015	CEETOP INC.

/s/ Weiliang Liu
Weiliang Liu
President

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